RESTATED APPENDIX A
                             DATED FEBRUARY 2, 2000

     The following is a restatement to the existing Appendix A of the Form of Class B of Distribution Pursuant to Rule 12b-1.

Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, MNIS shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on a maximum annual rate as set forth below, as applied to the average daily net assets of the respective Series.

SERIES                           CLASS  OF  SHARES                  FEE
------                         -----------------                    ---

Small  Cap  Series                       B                         75bp
World  Opportunities  Series             B                         75bp
Blended  Asset  Series  I                B                         75bp
Blended  Asset  Series  II               B                         75bp
Maximum  Horizon  Series                 B                         75bp
Defensive  Series                        B                         75bp
Tax  Managed  Series                     B                         75bp
PureMark  Series                         B                         75bp
     (formerly  Socially  Responsible  Series)